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FOR IMMEDIATE RELEASE		EXHIBIT 99.1
For More Information Contact:
TROY Group, Inc. 2331 South Pullman Street Santa Ana, CA 92705 (949) 250-3280 (949) 250-8972 Fax www.troygroup.com
Contact:	James Klingler, Vice President & CFO

TROY GROUP, INC. ENGAGES McGLADREY & PULLEN LLP

        Santa Ana, CA.—February 7, 2003—TROY Group, Inc. (OTC: TROY) today announced that it had completed a formal engagement letter with McGladrey & Pullen LLP ("McGladrey") to serve as its independent public accountants, effective immediately. McGladrey previously served as TROY's independent public accountants until May 31, 2002.

        Under the terms of the engagement, McGladrey will perform review services for TROY's quarterly consolidated financial information for the fiscal year 2002 quarters ended February 28, May 31, and August 31, and they will perform an audit of TROY's financial statements for the year ended November 30, 2002.

About TROY Group

        TROY Group is a worldwide provider of enterprise output solutions. The company is organized under two primary business segments, Security Printing Solutions and Wireless and Connectivity Solutions. The Security Printing Solutions includes payment systems ranging from high-security digital check printing systems to electronic payment and funds transfer solutions.

        The Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks. The company distributes products to major corporations, key government accounts and distributors worldwide. Visit TROY at www.troygroup.com.

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TROY GROUP, INC. ENGAGES McGLADREY & PULLEN LLP